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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 13, 2003

                               ORGANOGENESIS INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                   1-9898                     04-2871690
----------------------------     ---------------          ----------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)

                         150 Dan Road Canton, MA 02021
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (781) 575-0775

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

a.   Bankruptcy Proceeding

As previously reported, on September 25, 2003 (the "Petition Date"), Organogenesis Inc. (the "Debtor") filed with the United States Bankruptcy Court for the District of Massachusetts - Eastern Division (the "Court") a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, Case No. 02-16944-WCH. During the course of this proceeding, the Debtor operated its business and managed its assets as a debtor-in-possession.

On June 26, 2003, the Debtor filed with the Court the Third Amended Plan of Reorganization of Organogenesis Inc. (as later modified in connection with confirmation, the "Plan"), together with the related disclosure statement. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Plan. That same day, following a hearing, the Court entered an order approving the disclosure statement as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code and authorizing, among other things, a balloting and solicitation process.

The solicitation process commenced on July 3, 2003, when the Debtor mailed solicitation packages, and concluded at 4:30 P.M. on August 1, 2003, the deadline by which ballots were to be received by the Debtor's voting agent in order to be counted. The only parties entitled to vote to accept or reject the Plan were those holding claims included in Class 1 and Class 2 of the Plan. These classes are comprised of the "Non-Novartis Unsecured Claims" and the "Novartis Allowed Claim" respectively. Approximately 96 percent of counted Class 1 and Class 2 Ballots were cast in favor of accepting the Plan. The amounts tallied with respect to these ballots amounted in the aggregate to $17,176,200.69.

On August 13, 2003 and pursuant to Section 1129 of the Bankruptcy Code, the Court entered an Order Confirming the Third Amended Plan of Reorganization of Organogenesis Inc. under Chapter 11 of the Bankruptcy Code (the "Confirmation Order"), a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On August 18, 2003, the Debtor issued a press release as to the hearing on confirmation of the Plan, a copy of which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

b.   Summary of the Plan

The following is a summary of the material features of the Plan (as modified by the record of the confirmation hearing and the Confirmation Order) and is qualified in its entirety by reference to the Plan itself. A copy of the Plan is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

The Plan contemplates the payment of a cash distribution of up to 35 percent to the holders of allowed general unsecured claims. The Plan also provides that all of the shares of the Debtor's common stock and preferred stock will be cancelled as of the Plan's effective date and no distributions to the shareholders will be made on account of their interests in the Debtor.

The Plan provides for certain conditions precedent to the occurrence of the Plan's effective date which will be not later than August 29, 2003.
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c.   Information as to the Shares

As of the Effective Date, all outstanding common and preferred stock of the Debtor will be cancelled and new shares of common stock of the reorganized Debtor will be issued to 3 holders of record.

Upon emergence from Chapter 11 protection, the reorganized Debtor will remain subject to reporting requirements pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended. It is anticipated that on the first day of the reorganized Debtor's next fiscal year its reporting obligations will be automatically suspended as provided in Section 15(d) and Rule 15d-6 adopted thereunder.

d.   Information as to the Assets and Liabilities

Information as to the Debtor's assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for July 2003 filed with the Office of the United States Trustee on August 15, 2003. A copy of this report is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.  EXHIBITS


      (c)      Exhibits

      Number        Title
      ------        -----

       2.1        Confirmation Order

       2.2        Third Amended Plan of Reorganization of Organogenesis Inc.

      99.1 Press Release Announcing the Confirmation of the Plan by the Bankruptcy Court

      99.2        Monthly Operating Report for the month ended July 31, 2003

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ORGANOGENESIS, INC.
                                      (Registrant)

Date:  August 28, 2003                By: /s/ Alan Ades
                                          ------------------------------
                                          Chairman and Chief Executive Officer






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                                  EXHIBIT INDEX



 Number            Title
 ------            -----

  2.1            Confirmation Order

  2.2            Third Amended Plan of Reorganization of Organogenesis Inc.

 99.1 Press Release Announcing the Confirmation of the Plan by the Bankruptcy Court

 99.2            Monthly Operating Report for the month ended July 31, 2003